Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-94843 and 333-117919 on Form S-3 and in Registration Statements No. 333-116573, 33-91904 and 333-24765 on Form S-8 of Beazer Homes USA, Inc. (the “Company”) of our reports dated December 1, 2008, relating to the consolidated financial statements of Beazer Homes USA, Inc. and the effectiveness of the Company’s internal control over financial reporting (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes (an interpretation of FASB Statement No. 109)” on October 1, 2007) appearing in this Annual Report on Form 10-K of Beazer Homes USA, Inc. for the year ended September 30, 2008.
/s/   Deloitte & Touche LLP
Atlanta, Georgia
December 1, 2008